13
Capital Raising to Build Tier 1 Common
• Common equity raise of roughly $17 billion
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Performed through a combination of an ATM (At-the-Market) issuance program as well as an offering to exchange preferred to common with institutional investors
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Executed by Banc of America Securities Merrill Lynch
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Preferred exchange to be executed at less than par
Bank of America has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the company has filed with the SEC for more complete information about the company and this offering.
You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, Bank of America Corporation or the sales agents will arrange to send you the prospectus if you request it by contacting Bank of America Corporation, Corporate Treasury - Securities Administration, at 1-704-386-5681, Banc of
America Securities LLC, toll free at 1-800-294-1322 or Merrill Lynch & Co., toll free at 1-866-500-5408.
Filed Pursuant to Rule 433
Registration No. 333-158663